FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 21.1 - SUBSIDIARIES OF FIRST COMMONWEALTH FINANCIAL
                      CORPORATION

                                                                                            Percent Ownership
                                                                                                 By Registrant

        First Commonwealth Bank                                                         100%
        22 North Sixth Street
        Indiana, PA  15701

        Southwest Bank                                                                           100%
        111 South Main Street
        Greensburg, PA  15601

        Unitas Mortgage Corporation                                                     100%
        17 East High Street
        Carlisle, PA  17013

        Unitas Financial Corporation                                                       100%
        PO Box 777
        Chambersburg, PA  17201

        Commonwealth Systems Corporation                                        100%
        22 North Sixth Street
        Indiana, PA  15701
        Incorporated under the laws of Pennsylvania

        First Commonwealth Trust Company                                          100%
        614 Philadelphia Street
        Indiana, PA  15701
        Incorporated under the laws of Pennsylvania

        First Commonwealth Professional Resources Incorporated    100%
        22 North Sixth Street
        Indiana, PA  15701

        First Commonwealth Capital Trust I                                             100%
        22 North Sixth Street
        Indiana, PA  15701

        Commonwealth Trust Credit Life Insurance Company                 50%
        2700 North Third Street, Suite 2000
        Phoenix, AZ  85004

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